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(LOGO)                       ALLIANCE FUND DISTRIBUTORS, INC.
                             1345 AVENUE OF THE AMERICAS
                             NEW YORK, N.Y. 10105
                             (800) 221-5672

                                                          , 1997



                    Selected Agent Agreement

       For Depository Institutions and Their Subsidiaries


Dear Sirs:

         As the principal underwriter of shares of certain registered investment companies presently or hereafter managed by Alliance Capital Management L.P., shares of which companies are distributed by us pursuant to our Distribution Services Agreements with such companies (the "Funds"), we invite you, acting as agent for your customers, to make available to your customers shares of any or all of the funds upon the following terms and conditions:

         1. The customers in question will be for all purposes your customers. We all execute transactions in shares of the Funds for each of your customers only upon your authorization, if being understood in all causes that (a) you are acting as the agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) each transaction is for the account of the customer and not for your account; (d) the transactions are without recourse against you by the customer;
(e) except as we otherwise agree, each transaction is reflected on a fully disclosed basis; (f) as between you and the customer, the customer will have full beneficial ownership of the shares;
(g) you shall provide no investment advice and exercise no investment discretion regarding the purchase, sale, or redemption of the shares; and (h) you shall make appropriate disclosure to your customer that any Fund's shares are not endorsed by you, do not constitute your obligation and are not entitled to federal deposit insurance.

         2. You are to sell shares of the Funds only at the public offering prices which shall be currently in effect, in accordance with the terms of the then current prospectuses and statements of additional information of the Funds. You agree to act only as agent for your customers in such transactions and shall not have authority to act as agent for the Funds or for us in any respect. All orders are subject to acceptance by us and become effective only upon confirmation by us.




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         3.   On each purchase of shares of a Fund authorized by
you, the total sales charge and commission, if any, shall be as stated in the Fund's then current prospectus. Such sales charges and commissions are subject to reductions under a variety of circumstances as described in each Fund's then current prospectus and statement of additional information. To obtain such a reduction, you must provide us with such information as we may request to establish that a particular transaction qualifies for the reduction. There is no sales charge or commission to selected agents on the reinvestment of dividends.

         4.   As a selected agent, you are hereby authorized
(i) to place orders directly with the Funds for their shares to be resold by us through you subject to the applicable terms and conditions governing the placement of orders by us set forth in the Distribution Services Agreement between each Fund and us and subject to the applicable compensation provisions set forth in each Fund's then current prospectus and statement of additional information, and (ii) to tender shares directly to the Funds or their agent for redemption or repurchase subject to the applicable terms and conditions set forth in the Distribution Services Agreement.

         5. Redemptions and repurchases of shares will be made at the net asset value of such shares in accordance with the then current prospectuses and statements of additional information of the Funds.

         6.   You represent that you are either:

              (a) a bank as defined in Section 3(o)(6) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), duly authorized to engage in the transactions to be performed hereunder and not required to register as a broker-dealer pursuant to the 1934 Act; or

              (b) a bank (as so defined) or an affiliate of a bank, in either case registered as a broker-dealer pursuant to the 1934 Act and a member of the National Association of Securities Dealers, Inc., and that you agree to abide by the rules and regulations of the National Association of Securities Dealers, Inc., and that you agree to abide by the rules and regulations of the National Association of Securities Dealers, Inc.






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         7.   You Agree:

              (a) to order shares of the Funds only from us and to act as agent only for your customers;

              (b) to order shares from us only for the purpose of covering purchase orders already received;

              (c) that you will not purchase any shares from your customers at prices lower than the redemption or repurchase prices then quoted by the Funds, provided, however, that you shall be permitted to sell shares for the accounts of their record owners to the Funds at the repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction; repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction;

              (d) that you will not withhold placing customers' orders for shares so as to profit yourself as a result of such withholding; and

              (e) that if any shares confirmed through you hereunder are redeemed or repurchased by any of the Funds within seven business days after such confirmation of your original order, you shall forthwith refund to us the full commission reallowed to you on such sales. We shall notify you of such redemption or repurchase within ten days from the date of delivery of the request therefor or certificates to us or such Fund. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this subparagraph.

         8. We shall not accept from you any conditional orders for shares. Delivery of certificates for shares purchased shall be made by the Funds only against receipt of the purchase price, subject to deduction for the commission reallowed to you and our portion of the sales charge on such sale. If payment for the shares purchased is not received within the time customary for such payments, the sale may be cancelled forthwith without any responsibility or liability on our part or on the part of the Funds (in which case you will be responsible for any loss, including loss of profit, suffered by the Funds resulting from your failure to make payment as aforesaid).




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         9.   You will not accept orders for shares of any of the
Funds except under circumstances that will result in compliance with the applicable Federal and State securities laws and banking laws, and in connection with sale of shares to your customers you will furnish, unless we agree otherwise, to each customer who has ordered shares a copy of the applicable then current prospectus. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provision of the Securities Act of 1933 or of the rules and regulations of the Securities and Exchange Commission, or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

         10. From time to time during the term of this Agreement we may make payments to you pursuant to one or more of the distribution plans adopted by certain of the Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act"), to compensate you with respect to the shareholder accounts of your customers in such Funds for providing administrative, accounting and other services, including personal service and/or the maintenance of such accounts. We have no obligation to make any such payments and you waive any such payment until we receive monies therefor from the Fund. Any such payments made pursuant to this Section 10 shall be subject to the following terms and conditions.

              (a) Any such payments shall be in such amounts as we may from time to time advise you in writing but in any event not in excess of the amounts permitted by the plan in effect with respect to each particular Fund. Such payments shall include a service fee in the amount of .25% of 1% per annum of the average daily net assets of certain Funds attributable to your clients.
                   Any such service fee shall be paid to you solely for personal service and/or the maintenance of shareholder accounts.

              (b) The provisions of this Section 10 relate to the plan adopted by a particular Fund pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Section 10 shall provide the Fund's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.



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              (c)  The provisions of this Section 10 applicable to
                   each fund remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12~1 and the Act. The provisions of this Section 10 shall automatically terminate with respect to a particular Plan in the event of the assignment (as defined by the Act) of this Agreement, in the event such Plan terminates or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this
                   Section 10 may be terminated at any time, without penalty, by either party with respect to any particular Plan on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

         11. No person is authorized to make any representation concerning shares of the Fund except those contained in the current prospectus, statement of additional information, and printed information issued by each Fund or by us as information supplemental to each prospectus. We shall supply prospectuses and statements of additional information, reasonable quantities of reports to shareholders, supplemental sales literature, sales bulletins, and additional information as issued. You agree to distribute prospectuses and reports to shareholders of the Funds to your customers in compliance with applicable requirements, except to the extent that we expressly undertake to do so on your behalf. You agree to use other advertising or sales material relating to the Funds except in compliance with all laws and regulations applicable to you and unless approved in writing by us in advance of such use. Any printed information furnished by us other than the current prospectus and statement of additional information for each Fund, periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

         12. In connection with your making shares of a Fund available to your customers, you shall conform to such written compliance standards as we have provided you in the past or may from time to time provide to you in the future.

         13. We, our affiliates and the Funds shall not be liable for any loss, expense, damages, costs or other claim arising out of any redemption or exchange pursuant to telephone instruction



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from any person or our refusal to execute such instruction for any reason.

         14. Either party to this Agreement may cancel this Agreement by giving written notice to the other. Such notice shall be deemed to have been given as of the date on which it was either delivered personally to the other party or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other party at his or its address as show below. This Agreement may be amended by us at any time and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof. If you are a bank or an affiliate of a bank, this agreement will automatically terminate if you cease to be, or the bank of which you are an affiliate ceases to be, a bank as defined in the 1934 Act.

         15. The Agreement shall be construed in accordance with the laws of the State of New York and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.

                             Very truly yours,
                             ALLIANCE FUND DISTRIBUTORS, INC.


                             By:_________________________________
                                     (Authorized Signature)

Bank or Firm Name_______________________________________________

Address_________________________________________________________

City____________________________ State_________ Zip Code________

ACCEPTED BY (signature)

Name (print)____________________________ Title__________________

Date____________________________199_____ Phone #________________

        Please return two signed copies of this Agreement
             (one of which will be signed by us and
               thereafter returned to you) in the
                accompanying return envelope to:

                Alliance Fund Distributors, Inc.
             1345 Avenue of the Americas, 38th Floor
                       New York, NY 10105





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